Exhibit 99.1

                             [LOGO OF OLD NATIONAL]

                       P.O. Box 718o Evansville, IN 47705
                                NYSE Symbol: ONB

NEWS RELEASE

SUBJECT: Old National reports decline in quarterly earnings due to increased loan loss provision.

DATE:      October 23, 2003

For Further Information Call: John Poelker - (812) 461-9099
                              Executive Vice President - Chief Financial Officer

                              Lynell Walton - (812) 464-1366
                              Assistant Vice President - Investor Relations


Old National Bancorp (NYSE:ONB) announced net income of $11.8 million for the third quarter of 2003 compared to net income of $34.8 million in the same quarter of 2002. Third-quarter 2003 results reflected a provision for loan losses of $27.5 million compared with a provision of $11.0 million in the third quarter of last year. In addition, third-quarter 2002 results included an $8.3 million after-tax gain on sales of branches.

On a year-to-date basis through September 30, 2003, net income totaled $65.1 million compared to $91.2 million for the same period of 2002.

On a per-share basis, third-quarter 2003 earnings were $.18 compared to $.55 in the same period of 2002 and year-to-date net income was $1.02 compared to $1.42 last year.

Operating earnings per share during the third quarter of 2003 were $.18 compared to $.42 per share earned during the third quarter of 2002, which excludes the impact of branch sales. On a year-to-date basis, per-share operating earnings were $1.02 compared to $1.29 per share earned during the first nine months of 2002. These operating earnings measures and comparisons are presented because management uses this information in assessing the company's performance and believes this information is valuable to the users of its financial statements.

The following is a reconciliation of operating earnings to net income:

       ------------------------------------------------------------------------
       ($ in million,            Three Months Ended       Nine Months Ended
        except per share)           September 30            September 30
       ------------------------------------------------------------------------
                                   2003        2002         2003         2002
       ------------------------------------------------------------------------
       Income Data:
       ------------------------------------------------------------------------
       Operating Earnings         $11.8       $26.5        $65.1        $82.9
       ------------------------------------------------------------------------
       Gain on Branch Sales          --         8.3         -             8.3
       ------------------------------------------------------------------------
       Net Income                  11.8        34.8         65.1         91.2
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
       Per Share Data:
       ------------------------------------------------------------------------
       Operating Earnings            .18         .42        1.02          1.29
       ------------------------------------------------------------------------
       Gain on Branch Sales          --          .13          -            .13
       ------------------------------------------------------------------------
       Net Income                    .18         .55        1.02          1.42
       ------------------------------------------------------------------------


The most significant impact on third-quarter 2003 results was the $27.5 million provision for loan losses, an increase of $5.0 million over the $22.5 million recorded during the second quarter of 2003. For the year to date, the provision for loan losses totaled $59.0 million compared to $26.0 million during the first nine months of 2002.

The increased provision for loan losses during the quarter brought the reserve for loan losses at September 30, 2003, to $99.4 million, up from $98.0 million at June 30, 2003. The reserve at the end of the third quarter of 2003 represents 1.77% of total loans outstanding and 90% of total non-performing loans. These percentages are improvements from 1.74% and 67%, respectively, at June 30, 2003.


Balance Sheet and Funding

Weak economic conditions in Old National's markets continue to constrain commercial loan growth. From June 30 to September 30, 2003, total commercial and commercial real estate loans declined $68.7 million, including the impact of the sales of $48.2 million of non-performing loans during the quarter.

These sales, along with $3.4 million of non-performing mortgages, contributed to a reduction in total non-performing loans from $146.4 million at June 30, 2003, to $110.2 million at September 30, 2003, a reduction of 24.7%. Net write-downs on these sales, included in net charge-offs during the period, were $12.5 million.

Consumer loans continued to grow modestly, reflecting attractive interest rate levels and expanded marketing programs aimed at increasing the company's focus on consumer banking products. Consumer loans grew $44.7 million during the quarter ended September 30, 2003, and have increased $81.2 million since December 31, 2002.

Mortgage loans, including residential loans held for sale, were basically unchanged from June 30 to September 30, 2003, with balances at September 30, 2003, of $951.1 million. This stabilization was the result of a decrease in originations during the third quarter offset with an increase of loans held for investment on Old National's balance sheet.

Old National's investment portfolio, including money market investments, decreased by $207.0 million during the third quarter of 2003. Cash flows from normal maturities and payments on mortgage-related securities were not completely reinvested because of reduced investment portfolio spread opportunities. It is expected that the investment portfolio will continue to decline gradually over the next few quarters.

Core deposits declined $200.4 million from June 30, 2003, to September 30, 2003, primarily reflecting the company's continuing efforts to keep CD and other interest-bearing account rates at levels appropriate to overall funding needs and earning asset yields. The cost of interest-bearing deposits during the third quarter was 2.33%, a reduction of 24 basis points from the 2.57% paid during the second quarter.

Reflecting primarily the smaller investment portfolio, total assets at September 30, 2003, were $9.518 billion compared to $9.738 billion at June 30, 2003. Total shareholders' equity at September 30, 2003, was $721.8 million, down from $765.7 million at June 30, 2003. The principal reason for the change during the quarter was a reduction in the other comprehensive income component of shareholders' equity from $55.3 million at June 30, 2003, to $9.2 million at September 30, 2003, reflecting significantly lower unrealized gains on investment securities at those dates.

Credit Quality

Third-quarter 2003 net charge-offs amounted to $26.1 million, up from the $8.5 million recorded in this year's second quarter and $5.7 million in the third quarter of 2002. Included in the charge-offs during the quarter were $12.5 million of write-downs related to the bulk sales of non-performing loans completed during the quarter and a $6.5 million charge-off on a single credit resulting from fraud within the customer's operation. The schedule below summarizes the net charge-off results for the year-to-date 2003 compared to 2002.

           ------------------------------------------------------------------
           ($ in million)                           2003           2002
           ------------------------------------------------------------------
           1st Quarter Net Charge-offs             $12.7           $4.9
           ------------------------------------------------------------------
           2nd Quarter Net Charge-offs:
           ------------------------------------------------------------------
                Bulk Sale of Loans                   2.2             --
           ------------------------------------------------------------------
                Other                                6.3            3.4
           ------------------------------------------------------------------
           3rd Quarter Net Charge-offs:
           ------------------------------------------------------------------
                Bulk Sale of Loans                  12.5             --
           ------------------------------------------------------------------
                Other                               13.6            5.7
           ------------------------------------------------------------------
           Total                                   $47.3          $14.0
           ------------------------------------------------------------------


Non-performing loans at September 30, 2003, totaled $110.2 million, a 24.7% reduction from the $146.4 million outstanding at June 30, 2003. As a percentage of total loans, non-performing loans were 1.97% at the end of the third quarter of 2003 compared to 2.60% at June 30, 2003. The company is continuing its efforts to reduce this level of non-performing loans and will consider further bulk sale transactions if deemed financially reasonable.

During the third quarter of 2003, Old National made a provision for loan losses of $27.5 million, an increase of $5.0 million from the second-quarter provision and $16.5 million greater than the provision for the third quarter of 2002. This provision resulted in a reserve for loan losses at September 30, 2003, of $99.4 million, up slightly from the $98.0 million balance at June 30, 2003. The reserve as a percentage of loans at the end of the quarter was 1.77% and as a percentage of non-performing loans was 90%, up from 67% at the end of the second quarter of 2003.

While the level of non-performing loans decreased significantly during the quarter and the write-downs incurred on the bulk sales of loans were close to expectations, management believes that it is prudent to maintain the reserve for loan losses at current levels until conditions that could affect potential future loan losses show more substantial improvement. These include general economic and business conditions in the company's core markets, particularly the manufacturing segment in Indiana, and the absolute level of non-performing loans within the portfolio.

Net Interest Income

Net interest income for the third quarter of 2003 was $73.6 million, a decrease of $1.2 million from the second quarter and $4.4 million below the $78.0 million recorded during the third quarter of 2002. Low levels of interest rates and lack of meaningful loan growth continue to have a negative impact on net interest income. Net interest income for the first nine months of 2003 amounted to $224.6 million, a 5.6% reduction from the $237.9 million earned during the same period in 2002.

As discussed above, a significant shift in the mix of the company's earning assets over the last year has contributed to this reduction in net interest income. During the third quarter of 2003, investment portfolio assets, including money market investments, represented 35.8% of total earning assets compared to 30.6% during the first quarter of 2002. This shift from loans into lower-yielding securities has contributed to the overall reduction in the net interest margin on the company's portfolio of earning assets.

The net interest margin during the third quarter of 2003 stabilized somewhat, declining to 3.32% from 3.35% during the second quarter of 2003. The reduction in the size of the investment portfolio contributed to this condition, as did a reduction in the rates paid on interest-bearing liabilities. For the first nine months of the year, the net interest margin for 2003 was 3.38% compared to 3.70% during the same period of 2002.

At September 30, 2003, the company's interest rate risk position remains relatively neutral. It is expected that net interest income will continue to be under modest downward pressure until economic conditions improve and commercial loan demand increases.

Other Income

Fee and service charge revenues continue to grow, increasing from $42.2 million in the second quarter of 2003 to $45.7 million during the third quarter of 2003. The majority of the increase was a result of mortgage banking operations revenue, along with the company's insurance agency revenue, reflecting the impact of an acquisition during the quarter. For the year to date, fee and service charge revenues totaled $128.1 million, a 37.3% increase over the $93.3 million generated during the first nine months of 2002. During the third quarter, these sources of revenue represented more than 38% of total revenue.

Mortgage banking operations continue to be a significant contributor to gains in fee income. On a year-to-date basis, fees from mortgage banking operations are up over 70%, increasing from $10.0 million in 2002 to $17.3 million in 2003.

During the third quarter of 2003, higher interest rates had a negative impact on loan originations but also resulted in a reduction of future prepayment speeds on the mortgage-servicing portfolio. This reduction in prepayment speeds resulted in an increase in the value of the company's mortgage servicing rights asset due to a $5.1 million net reversal of servicing rights impairment charges taken in previous quarters. This reversal of servicing rights impairment charges contributed to the increase in mortgage revenue compared to the second quarter of 2003, during which quarter impairment charges of $2.1 million had been recorded.

Revenue from insurance agency operations continues to grow in importance for the company with most of the increase in this component of revenue coming from acquisitions of agencies within Old National's banking markets. During the third quarter of 2003, the acquisition of Insurance and Risk Management (IRM), with offices in Fort Wayne and Indianapolis, Indiana was completed. This acquisition accounted for most of the $1.0 million increase in insurance revenue compared to the second quarter of 2003.

Securities Gains

Securities gains of less than $0.1 million were taken during the third quarter of 2003 compared to gains of $20.8 million recorded during the second quarter of 2003. On a year-to-date basis, gains on the sales of securities for 2003 totaled $23.6 million compared to $8.3 million in 2002.

Other Expense

Total operating expenses for the third quarter were $75.5 million, an increase of $1.5 million compared to the second quarter of the year. A $0.8 million write-down of a parcel of foreclosed real estate and the expenses of the IRM agency acquired early in the third quarter accounted for the increase.

On a year-to-date basis, operating expenses were $219.6 million, a 16.5% increase over the $188.5 million expended during the first nine months of 2002. Approximately $19.0 million of this increase reflects the impact of the acquisitions made in the company's Signature Group (investment advisory services and insurance) in the last year.

Outlook

Old National Chairman & CEO, James A. Risinger, noted, "We continue to be disappointed with our credit quality and its negative impact on the overall performance of the company. Management and the Board of Directors continue to develop and execute strategies aimed at improving both the near-term and the long-term financial performance of the company.

"We are committed to improving shareholder value and have started taking steps that are necessary to address our credit quality and financial performance challenges. During our regularly scheduled earnings conference call tomorrow morning, I will discuss our process in significant detail. Primary targets of our actions will focus on: (1) Improvements in our lending and credit administration processes geared toward reducing the unacceptably high level of non-performing assets currently in the portfolio, (2) accelerating our entry into larger and faster-growth markets with the aim of taking advantage of opportunities to accelerate revenue growth, and (3) a company-wide in-depth assessment of operating practices aimed at identifying opportunities to improve our efficiency and reduce operating expenses in our existing operation."


Old National Bancorp, a $9.5 billion financial holding company headquartered in Evansville, IN, employs more than 3,000 professionals who advise, design and facilitate financial solutions to help clients reach their goals. Founded in 1834, Old National has grown to include client-focused financial services operations in Indiana, Illinois, Ohio, Kentucky, Tennessee and Missouri. With a special attention to service quality, Old National provides individuals and businesses financial solutions through a broad range of banking services as well as trust and investment services, insurance brokerage services and investment products.


Old National will hold its third-quarter Conference Call at 9:30 a.m. Central on Friday, October 24, 2003. The live audio Webcast of the conference call will be available on the company's Shareholder Relations Web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 12:30 p.m. Central on October 24 through 12:00 midnight on November 7. To access the replay, dial 1-888-203-1112, confirmation code 788219.


                            Forward-Looking Statement
                            -------------------------

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan, continued softness in the economy which could materially impact credit quality trends and the ability to generate loans, and other matters discussed in this news release. Actual results could materially differ from those contained in or implied by such statements. Old National undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of this release.

Old National Bancorp
Financial Highlights
($ in thousands, except per share data)

                                                   Three Months Ended
                                                     September 30
-------------------------------------------------------------------------------------
                                                  2003          2002         Change
-------------------------------------------------------------------------------------
Income Data:
-------------------------------------------------------------------------------------
Net Interest Income  (FTE)                    $   73,633    $   77,954    $   (4,321)
-------------------------------------------------------------------------------------
Noninterest Income                                45,698        34,227        11,471
-------------------------------------------------------------------------------------
Securities Gains                                      75         5,813        (5,738)
-------------------------------------------------------------------------------------
Total Revenue (FTE)                              119,406       117,994         1,412
-------------------------------------------------------------------------------------
Provision for Loan Losses                         27,500        11,000        16,500
-------------------------------------------------------------------------------------
Other Expense                                     75,465        66,729         8,736
-------------------------------------------------------------------------------------
Income before Taxes                               16,441        40,265       (23,824)
-------------------------------------------------------------------------------------
Provision for Taxes (FTE)                          4,631        13,718        (9,087)
-------------------------------------------------------------------------------------
Operating Earnings                                11,810        26,547       (14,737)
-------------------------------------------------------------------------------------
Gain on Branch Sales (After-Tax)                      --         8,282        (8,282)
-------------------------------------------------------------------------------------
Net Income                                        11,810        34,829       (23,019)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Per Share Data: (Diluted) (1) (2)
-------------------------------------------------------------------------------------
Net Income                                           .18           .55          (.37)
-------------------------------------------------------------------------------------
Operating Earnings                                   .18           .42          (.24)
-------------------------------------------------------------------------------------
Operating Earnings (Cash Basis) (3)                  .20           .42          (.22)
-------------------------------------------------------------------------------------
Average Diluted Shares Outstanding                63,878        64,075          (197)
-------------------------------------------------------------------------------------
Book Value at 9-30                                 11.34         11.42          (.08)
-------------------------------------------------------------------------------------
Stock Price at 9-30                                22.35         23.68         (1.33)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Performance Ratios:  (Based on Net Income)
-------------------------------------------------------------------------------------
Return on Average Assets                             .49%         1.49%        (1.00)%
-------------------------------------------------------------------------------------
Return on Average Equity (4)                        6.54         20.74        (14.20)
-------------------------------------------------------------------------------------
Net Interest Margin (FTE)                           3.32          3.60          (.28)
-------------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)        63.20         51.15         12.05
-------------------------------------------------------------------------------------
Net Charge-offs to Average Loans (5)                1.85           .39          1.46
-------------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans (5)         1.77          1.48           .29
-------------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans (5)            1.97          1.12           .85
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Balance Sheet:                                                                % Change
-------------------------------------------------------------------------------------
Average Assets                                 9,639,477     9,328,320           3.3%
-------------------------------------------------------------------------------------
End of Period Balances:
-------------------------------------------------------------------------------------
Assets                                         9,517,748     9,326,487           2.1
-------------------------------------------------------------------------------------
Commercial and Consumer Loans                  4,652,084     4,572,993           1.7
-------------------------------------------------------------------------------------
Residential Real Estate Loans (5)                951,097     1,253,267         (24.1)
-------------------------------------------------------------------------------------
Core Deposits (excluding Brokered CD's)        6,005,759     6,069,760          (1.1)
-------------------------------------------------------------------------------------
Shareholders' Equity                             721,769       727,876           (.8)
-------------------------------------------------------------------------------------

(FTE) Fully taxable equivalent basis.
(1) All share and per share data have been adjusted for stock dividends and stock splits.
(2)   Assumes conversion of stock options.
(3)   Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $722,723 and $671,627, respectively, for 2003 and 2002, which excludes other comprehensive income.
(5)   Includes residential loans held for sale.

Old National Bancorp
Financial Highlights
($ in thousands, except per share data)

                                                  Nine Months Ended
                                                     September 30
-------------------------------------------------------------------------------------
                                                  2003          2002         Change
-------------------------------------------------------------------------------------
Income Data:
-------------------------------------------------------------------------------------
Net Interest Income  (FTE)                    $  224,640    $  237,927    $  (13,287)
-------------------------------------------------------------------------------------
Noninterest Income                               128,051        93,336        34,715
-------------------------------------------------------------------------------------
Securities Gains                                  23,555         8,335        15,220
-------------------------------------------------------------------------------------
Total Revenue (FTE)                              376,246       339,598        36,648
-------------------------------------------------------------------------------------
Provision for Loan Losses                         59,000        26,000        33,000
-------------------------------------------------------------------------------------
Other Expense                                    219,590       188,538        31,052
-------------------------------------------------------------------------------------
Income before Taxes                               97,656       125,060       (27,404)
-------------------------------------------------------------------------------------
Provision for Taxes (FTE)                         32,519        42,139        (9,620)
-------------------------------------------------------------------------------------
Operating Earnings                                65,137        82,921       (17,784)
-------------------------------------------------------------------------------------
Gain on Branch Sales (After-Tax)                      --         8,282        (8,282)
-------------------------------------------------------------------------------------
Net Income                                        65,137        91,203       (26,066)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Per Share Data: (Diluted) (1) (2)
-------------------------------------------------------------------------------------
Net Income                                          1.02          1.42          (.40)
-------------------------------------------------------------------------------------
Operating Earnings                                  1.02          1.29          (.27)
-------------------------------------------------------------------------------------
Operating Earnings (Cash Basis) (3)                 1.05          1.30          (.25)
-------------------------------------------------------------------------------------
Average Diluted Shares Outstanding                63,695        64,245          (550)
-------------------------------------------------------------------------------------
Book Value at 9-30                                 11.34         11.42          (.08)
-------------------------------------------------------------------------------------
Stock Price at 9-30                                22.35         23.68         (1.33)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Performance Ratios: (Based on Net Income)
-------------------------------------------------------------------------------------
Return on Average Assets                             .90%         1.32%         (.42)
-------------------------------------------------------------------------------------
Return on Average Equity (4)                       12.26         18.56         (6.30)
-------------------------------------------------------------------------------------
Net Interest Margin (FTE)                           3.38          3.70          (.32)
-------------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)        58.36         53.55          4.81
-------------------------------------------------------------------------------------
Net Charge-offs to Average Loans (5)                1.11           .32           .79
-------------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans (5)         1.77          1.48           .29
-------------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans (5)            1.97          1.12           .85
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Balance Sheet:                                                                 % Change
-------------------------------------------------------------------------------------
Average Assets                                 9,601,799     9,206,578           4.3%
-------------------------------------------------------------------------------------
End of Period Balances:
-------------------------------------------------------------------------------------
Assets                                         9,517,748     9,326,487           2.1
-------------------------------------------------------------------------------------
Commercial and Consumer Loans                  4,652,084     4,572,993           1.7
-------------------------------------------------------------------------------------
Residential Real Estate Loans (5)                951,097     1,253,267         (24.1)
-------------------------------------------------------------------------------------
Core Deposits (excluding Brokered CD's)        6,005,759     6,069,760          (1.1)
-------------------------------------------------------------------------------------
Shareholders' Equity                             721,769       727,876           (.8)
-------------------------------------------------------------------------------------

(FTE) Fully taxable equivalent basis.
(1) All share and per share data have been adjusted for stock dividends and stock splits.
(2)   Assumes conversion of stock options.
(3)   Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $708,441 and $655,187, respectively, for 2003 and 2002, which excludes other comprehensive income.
(5)   Includes residential loans held for sale.